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                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
RealNetworks, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-108777 and 333-114088) on Form S-3 and (Nos. 333-42579, 333-53127,
333-63333, 333-55342 and 333-102429) on Form S-8 of RealNetworks, Inc., of our
reports dated March 2, 2005, with respect to the consolidated balance sheets of RealNetworks, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations and comprehensive loss, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2004 and the related consolidated financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of RealNetworks, Inc.


/s/ KPMG LLP
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Seattle, Washington
March 7, 2005